EXHIBIT 5.1

                             JENKENS & GILCHRIST                 Austin, Texas
                          A PROFESSIONAL CORPORATION            (512) 499-3800
                                                              Chicago, Illinois
                               1401 MCKINNEY                    (312) 425-3900
                                 SUITE 2700                      Dallas, Texas
                          HOUSTON, TEXAS 77010-4034             (214) 855-4500
                                                         Los Angeles, California
                            (713) 951-3300                      (310) 820-8800
                        FACSIMILE (713) 951-3314            Pasadena, California
                                                                (626) 578-7400
                                                              San Antonio, Texas
Donald W. Brodsky            www.jenkens.com                    (210) 246-5000
 (713) 951-3341                                                Washington, D.C.
dbrodsky@jenkens.com                                            (202) 326-1500

                                 April 20, 2005


Handy Hardware Wholesale, Inc.
8300 Tewantin Drive
Houston, Texas 77061

     Re: Opinion as to legality of certain securities of Handy Hardware Wholesale, Inc.

Gentlemen:

     We have acted as counsel to Handy Hardware Wholesale, Inc., a Texas corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-2 (the "Registration Statement") covering 3,500 shares of Class A Common Stock, $100 par value per share, 25,000 shares of Class B Common Stock, $100 par value per share, and 25,000 shares of Preferred Stock, $100 par value per share (collectively the "Shares"). The terms and conditions of the offering of the Shares are described in the Prospectus contained in the Registration Statement.

     We have examined (i) the Prospectus and the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended, and the bylaws and corporate proceedings of the Company, and (iii) such other records, documents, opinions and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determinations as we have deemed relevant.

     We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Act, (ii) the Prospectus describing the Shares offered thereby, as well as the Company's 2004 Annual Report on Form 10-K, will be delivered in compliance with applicable federal and state securities laws, (iii) all Shares issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the Prospectus, (iv) at the time of any offering or sale of any of the Shares, the Company will have such number of shares of stock authorized and available for issuance as may be offered and sold, and (v) there will have been no change in law affecting the validity of any of the Shares between the date hereof and the date of issuance and sale of such Shares.

     Based upon the foregoing, subject to the assumptions, qualifications and limitations stated herein, and having regard for such legal considerations as we

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deem relevant, we are of the opinion that, when the Company has received payment of the cash provided to be paid for the Shares, which consideration shall not be less than the par value per share thereof, and has issued the Shares to the
purchasers  thereof,   the  Shares  will  be  validly  issued,  fully  paid  and
non-assessable securities of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm under the caption "Legal Matters" in the Prospectus. We also consent to the filing of this opinion with state securities officials in connection with the registration of the Shares under applicable state securities laws. In giving this consent, this firm does not thereby admit that it comes into the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      JENKENS & GILCHRIST,
                                      a Professional Corporation



                                      By: /s/ Donald W. Brodsky
                                          -------------------------------------
                                          Donald W. Brodsky
                                          Authorized Signatory